Exhibit 10.4

MAGNETEK, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

                FOR GOOD AND VALUABLE CONSIDERATION, MAGNETEK, INC., a Delaware corporation, hereby irrevocably grants to the Optionee named below the non-qualified stock option (the “Option”) to purchase any part or all of the specified number of shares of its $0.01 par value Common Stock upon the terms and subject to the conditions set forth in this Agreement, at the specified purchase price per share without commission or other charge.  The Option is granted pursuant to the plan specified below (the “Plan”) and the Standard Terms and Conditions promulgated under such Plan.  The terms of the Plan and such Standard Terms and Conditions are hereby incorporated herein by reference and made a part of this Agreement.  The Committee, as defined in the Plan,  shall have the power to interpret this Agreement.

The Plan:	2004 Stock Incentive Plan of MagneTek, Inc.

Name of Optionee:

Social Security Number:

Number of Shares covered by Option (subject to lapse
provisions and other limitations on exercisability in
accordance with the terms of the Plan):

Purchase Price Per Share:

Minimum Number of Shares Per Partial Exercise:	100 Shares

The Option shall become exercisable in installments in accordance with the following vesting schedule:

                Until               , the Option shall not be exercisable to any degree.  Thereafter, the Option shall vest

        % of the first anniversary of the Grant Date, [and]            % on the second anniversary of the Grant Date  [, and            % on the third anniversary of this grant].

Date of this Agreement (Grant Date):

MAGNETEK, INC.
Optionee Signature

Address (please print):

By

By